UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported by BioAtla, Inc. (the “Company”) in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2025, on August 6, 2025, the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) issued a delist determination to the Company, indicating that the Company did not satisfy Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) and Nasdaq Listing Rule 5450(b)(1)(A) (the “Minimum Stockholders’ Equity Requirement”). The Company further disclosed that it intended to request a hearing (the “Hearing”) before the Nasdaq Hearing Panel (the “Panel”) to appeal the determination by the Staff, and to present its plan to regain and sustain compliance (the “Compliance Plan”) with both the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement.

On September 9, 2025, the Company presented to the Panel a Compliance Plan that is aligned with the Company’s business objectives and current operating plan, and requested an extension to regain compliance with the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement. The Compliance Plan that was presented to Nasdaq included a discussion of expected near term corporate events, including expected clinical developments and planned data readouts, as well as potential transactions, including the status of potential strategic partnerships.

On September 16, 2025, the Company received a written notification from the Panel confirming that the Panel has granted the Company’s request for continued listing on Nasdaq, provided that the Company, (i) on or before September 26, 2025, files an application with the Listing Qualifications department to transfer to The Nasdaq Capital Market; (ii) on or before December 31, 2025, demonstrates compliance with the Minimum Stockholders’ Equity Requirement; and (iii) on or before February 2, 2026, demonstrates compliance with the Minimum Bid Price Requirement.

On September 18, 2025, the Company submitted its application to transfer to The Nasdaq Capital Market. In addition, the Company believes that it will be able to demonstrate its compliance with the Minimum Stockholders’ Equity Requirement prior to the December 31, 2025 deadline and that it will be able to demonstrate its compliance with the Minimum Bid Price Requirement prior to the February 2, 2026 deadline, although no such assurance can be given.

Forward-Looking Statements

Item 8.01 of this Current Report on Form 8-K (this “Current Report”) contains forward-looking statements. All statements other than statements of historical facts contained herein, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Stockholder’s Equity Requirement and the Minimum Bid Price Requirement, ability to execute on its Compliance Plan successfully, the ability to complete transactions, including strategic partnerships, and its expectations regarding clinical developments and data readouts are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, factors that raise substantial doubt about the Company’s ability to continue as a going concern and that it will need additional funding to continue development of the Company’s CAB technology platform and CAB product candidates; potential delays in clinical and preclinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; the Company’s dependence on the success of its CAB technology platform; the Company’s ability to enroll patients in its ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; the Company’s ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; the Company’s reliance on third parties for the manufacture and supply of its product candidates for clinical trials; the Company’s reliance on third parties to conduct its clinical trials and some aspects of its research and preclinical testing; and potential adverse impacts due to geopolitical or macroeconomic events outside of the Company’s control, including health epidemics or pandemics. For a description of additional risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the risk factors set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2025 and subsequent filings with the SEC. Any forward-looking statements contained in this Current Report speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	September 22, 2025	By:	/s/ Richard A. Waldron
Richard A. Waldron Chief Financial Officer